================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 ESCALADE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS





                                                                March 20, 1998



To the Stockholders of

     Escalade, Incorporated

     You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana, on Saturday, April 25, 1998 at 11:00 A.M., local time, for the following purposes:

     1.   To elect to the Board eight (8) Directors as set forth herein.

     2. To approve the appointment of the firm Geo. S. Olive & Co.LLC, to serve as independent auditors for the Company for the year 1998.

     3. To transact such other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 27, 1998 will be entitled to vote at the meeting.

     ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, MARK AND RETURN THE PROXY ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.



                                        By order of the Board of Directors

                                                  JOHN R. WILSON

                                    Vice President & Chief Financial Officer

                                 PROXY STATEMENT


     The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47717 ((812) 467-1200) is soliciting proxies the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 25, 1998, at 11:00 a.m. local time. Each of the 3,060,109 shares of common stock outstanding on February 27, 1998 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on February 27, 1998 will be entitled to vote at the meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted. The proxy statement is being mailed to shareholders on or about
March 20, 1998.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

     The Annual Report of the Company for the year of 1997 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS

     Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition needs not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of February 27, 1998.

 TITLE OF            NAME AND ADDRESS                        AMOUNT AND NATURE                  PERCENTAGE
  CLASS             OF BENEFICIAL OWNER                         OF OWNERSHIP                     OF CLASS
------------------------------------------------------------------------------------------------------------
                                          EXECUTIVE OFFICERS

Common Stock        Robert E. Griffin                                 546,625 (1)                 17.9% (1)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        C. W. "Bill" Reed                                 106,444 (2)                  3.5% (2)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        John R. Wilson                                     22,250 (3)                   .7% (3)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

                                           OTHER 5% STOCKHOLDERS

Common Stock        Andrew and Charmenz Guagenti                      244,902 (4)                  8.0% (4)
                    216 Water Street
                    Newburgh, Indiana  47630

Common Stock        Athena Capital Management, Inc.                   172,200 (5)                  5.6% (5)
                    621 East Germantown Pike, Suite 105
                    Plymouth Valley, PA.  19401



(1) Includes 282,339 shares held in Griffin Grantor Retained Annuity Trusts. Mr. Griffin disclaims beneficial ownership of those shares. Also, includes 157,386 shares held by a Family Limited Partnership.

(2) Includes 28,400 shares issuable upon the exercise of outstanding stock options.

(3)  Includes 17,650 shares issuable upon exercise of outstanding stock options.

(4) Includes 123,355 shares owned by Mr. Guagenti directly and in his directed IRA and 121,547 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

(5) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission, Athena Capital Management, Inc. last informed the Company that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and has shared power to vote or to direct the vote of the 172,200 shares and shared power to dispose or to direct the disposition of the 172,200 shares.

     The executive officers of the Company are as follows: Robert E. Griffin (age 63), Chairman and Chief Executive Officer, C.W. (Bill) Reed (age 51), President and Chief Operating Officer, and John R. Wilson (age 56), Vice President and Chief Financial Officer. The executive officers' terms expire April 25, 1998.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

     The Board of Directors voted to set the size of the Board at eight members. All persons proposed for election to the Board of Directors are presently Directors. Those persons whose names are set forth below are standing for election. The term of office of the Directors is until the next meeting of the stockholders and until their successors are elected and qualified.

                                                                                                   SHARES OF COMMON
Information with respect to each of the Directors is set forth as follows:                       STOCK OF THE COMPANY
                                                                                                 BENEFICIALLY OWNED ON
                                                                                                    FEBRUARY 27, 1998
                                                                     DIRECTOR                           PERCENT OF
NAME AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS             SINCE (1)         AGE       NUMBER             CLASS
---------------------------------------------------------------------------------------------------------------------------
YALE A. BLANC - Consultant to Martin Yale Industries, Inc.             1972             76         28,499 (2)        .9% (2)
(a subsidiary of the Company) . . . . . . . . . . . . . . . . . . . .

GERALD J. FOX - Private Investor, Senior Vice President
of Oppenheimer & Co., Inc. in the Institutional Sales
Department from 1984 till 1992. (3) . . . . . . . . . . . . . . . . .  1968             63         89,075 (4)       2.9% (4)

ROBERT E. GRIFFIN - Chairman and Chief Executive Officer
of the Company since March, 1994, Previously President
and Chief Executive Officer since 1976 . . . . . . . . . . . . . . .   1973             63        546,625 (5)      17.9% (5)

BLAINE E. MATTHEWS, JR. - Director and Corporate Secretary
of Matthews 1812 House, Inc. since 1979, a mail order
supplier of cakes and food gifts . . . . . . . . . . . . . . . . . .   1965             60         84,071           2.7%

ROBERT D. ORR - Private Investor, Ambassador to Singapore
from 1989 till 1992 and Governor of the State of Indiana
from 1981 till 1989 . . . . . . . . . . . . . . . . . . . . . . . . .  1992             80         64,129 (6)       2.1% (6)

C. W. "BILL" REED - President and Chief Operating Officer of
the Company since February, 1994 and President of Martin
Yale Industries, Inc. since 1980 . . . . . . . . . . . . . . . . . .   1997             51        106,444 (7)       3.5% (7)

A. GRAVES WILLIAMS, JR. - Private Investor, President and
Director of The Irwin Company, Wilmington, Ohio, a manufacturer of drill bits, screwdrivers, measuring tapes
and similar tools, from 1978 till 1993. (3) . . . . . . . . . . . .    1958             65         81,819 (8)       2.7% (8)

KEITH P. WILLIAMS - President of Good Earth Tools, Inc.,
Crystal City, Missouri since 1964, a company specializing
in wear-proofing with tungsten carbide. (3) . . . . . . . . . . . .    1982             70         67,233 (9)       2.2% (9)

All  (9) Directors and Executive Officers as a Group . . . . .                                  1,090,145          35.6%

(1) On March 8, 1973 the Board of Directors of the Williams Manufacturing Company became the Board of Directors of Escalade, Incorporated pursuant to an Agreement and Plan of reorganization under which the Williams Manufacturing Company merged into Escalade. The nominees whose period began prior to 1973 were directors of Williams since the dates shown.

(2) Includes 9,243 shares held by his spouse, Mr. Blanc disclaims beneficial ownership of those shares.

(3) Mr. A. Graves Williams, Jr., Mr. Keith P. Williams, and Karen Williams Fox are first cousins. Mr. Gerald J. Fox is married to Karen Williams Fox. All such persons disclaim beneficial ownership of shares held by any of the foregoing persons of whom he or she is related.

(4) Includes 54,535 shares held by his spouse. Mr. Fox disclaims beneficial ownership of those shares.

(5)  See note (1) under "Certain Beneficial Owners".

(6) Includes 10,034 shares held by his spouse. Mr. Orr disclaims beneficial ownership of those shares.

(7)  See note (2) under "Certain Beneficial Owners".

(8) Includes 81,802 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(9) Includes 3,829 shares held by his spouse and 8,173 shares held by Good Earth Tools, Inc. Mr. Williams disclaims beneficial ownership of those shares.

     While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS


     The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and C.W. "Bill" Reed) and six non-employee members (Yale A. Blanc, Gerald J. Fox, Blaine E. Matthews, Jr., Robert D. Orr, A. Graves Williams, Jr., and Keith P. Williams).

     During 1997 the Board of Directors had four meetings. All Directors attended 100% of the meetings.

     The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr. and A. Graves Williams, Jr. It held one meeting in 1997. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company.

     The Board of Directors has a Compensation Committee consisting of Gerald J. Fox and A. Graves Williams, Jr. This committee met one time in 1997 to review salaries and compensation levels within the Company. The Board of Directors also has a Stock Option Committee consisting of A. Graves Williams, Jr., Gerald J. Fox and Keith P. Williams. This committee met one time in 1997 to review the granting of options. The Board of Directors has no nominating committee.


SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 1997.

                             EXECUTIVE COMPENSATION



SUMMARY


     The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed, and Wilson, its executive officers, for the last three years.


                                                            Annual                                 Long Term
                                                         Compensation                            Compensation
                                        ----------------------------------------------           ------------
Name and                                                                  Other Annual              Stock            All Other
Principal                               Salary              Bonus         Compensation              Options         Compensation
Position                 Year              $                  $               $ (2)               (# Shares)           $ (3)
--------                 ----           ------              -----             -----               ----------            -----
Robert E. Griffin        1995           116,816             44,872           31,468                    --             134,735
Chairman, CEO            1996           116,000            185,000           34,420                    --              70,746
and Director             1997           116,204 (1)        270,000           37,648                    --               7,379

C.W. "Bill" Reed         1995           179,900             87,500           15,734                    --               7,187
President and            1996           183,518            289,755           17,210                    --               8,033
COO                      1997           188,208 (1)        402,767           18,824                 10,000              9,788

John R. Wilson           1995            74,014             29,915           11,753                    --               2,154
Vice President           1996            75,000            100,585           12,856                    --               3,644
and CFO                  1997            81,242 (1)        146,260           14,062                  5,000              6,190



(1) Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan; Mr. Griffin ($8,150), Mr. Reed ($9,500) and Mr. Wilson ($7,340). This amount also includes directors fees for Mr. Griffin ($26,000).

(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.

(3) In 1997, the amounts shown include the Company's contribution to the 401K retirement plan; Mr. Griffin ($5,433), Mr. Reed ($9,500) and Mr. Wilson ($4,893) and the dollar value of the group term life insurance premiums paid by the Company; Mr. Griffin ($1,946), Mr. Reed ($288) and Mr. Wilson ($1,297).

                                  STOCK OPTIONS

       The following table shows information concerning individual grants of options to purchase the Company's common stock made in 1997 to the Company's executive officers pursuant to the 1997 Incentive Stock Option Plan.


                                                 INDIVIDUAL GRANTS IN 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realized Value
                                             Percent of                                     at Assumed Annual Rates of Stock
                           Options         Total Options                                   Price Appreciation for Option Term
                           Granted           Granted To                                                    (2)
                          (# Shares)        Employees in   Exercise Price      Expiration  ----------------------------------
           Name              (1)            Fiscal Year       ($/Share)           Date          5% ($)           10% ($)
           ----              ---            -----------    --------------         ----          ------           -------
Robert E. Griffin              --                 --              --                --            --               --
C.W. "Bill" Reed           10,000              40.00%           $9.88           7/22/02        27,300           60,300
John R. Wilson              5,000              20.00%           $9.88           7/22/02        13,650           30,150

(1) Of the options granted, none are exercisable in the first year and then 25% of the grant become exercisable in each of the next four years. Issued at market price on day of grant.

(2) Calculated based upon assumed stock prices for the Company's common stock of $12.61 and $15.91, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.


     The following table shows information on the Company's executive officers exercise of stock options during 1997 and the number of outstanding stock options held by such persons and the possible value of such options as of December 27, 1997.


                                      AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END OPTION VALUES
                                                                                           Value of
                                                                      Number of          Unexercised
                                                                     Unexercised         In-The-Money
                               Shares                                 Options At          Options At
                              Acquired                                 12/27/97            12/27/97
                                 on              Value               Exercisable/        Exercisable/
                              Exercise          Realized            Unexercisable       Unexercisable
           Name                  (#)             $ (1)                   (#)                $(2)
           ----                  ---             -----                   ---               ------
Robert E. Griffin                  --                --               6,900 / 0           50,508 / 0
C.W. "Bill" Reed                4,600            30,452            15,525 / 12,875     115,230 / 63,825
John R. Wilson                  4,600            30,452             11,212 / 6,438     85,039 / 31,916

(1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

(2) The value of unexercised options is calculated by determining the difference between $14.25 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 27, 1997, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     During 1997 non-employee Directors of the Company received a retainer of $5,000 and a regular meeting fee of $2,000 for each meeting attended. The Chairman of the Audit Committee and the Compensation Committee received a $1,000 Chairman fee. Directors are reimbursed for their expenses incurred for attending the meetings.

     Mr. Griffin received $18,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees. Mr. Griffin also receives a fee of $2,000 for each meeting attended.

     Some of the Directors elected to receive some of these fees in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by shareholders at the 1997 annual meeting. Those shares will not be issued until April 24, 1998.


COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non-management Directors. Based on the Company's past compensation practices, the Company does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report. Base salaries and incentive profit sharing bonuses are determined by this Committee.

     In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 1997, in view of the increased income from operations to an income of $5,247,117 in 1996 from $447,733 in 1995 the Committee believed that base salaries for executive officers and other management employees could be increased within a range of 3 to 10%. The Committee honored Mr. Griffin's request that his base salary not be increased for 1997.

     This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's after tax return on equity and after tax return on assets and, to a lesser degree, upon the results of customer satisfaction surveys. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these three components for each subsidiary.

     If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. The percentage and amount attributable to each individual executive officer is reviewed by this Committee on an annual basis. This Committee approved Mr. Griffin's portion, under the plan, of $270,000 for 1997.

     In 1997, the Company's office and graphic arts machines and equipment subsidiary and the company's sporting goods subsidiaries exceeded their target levels for each of the three incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 1997 bonus amounts paid to Mr. Griffin and the Company's other executive officers were generated from the Company's office and graphic arts machines and equipment subsidiary and the Company's sporting goods subsidiaries. After incentive profit sharing and taxes the Company's consolidated net income of $6,360,651 generated a return on assets (on average beginning and ending assets) of 10.6% and a return on equity (on beginning equity) of 32.9%.


       Gerald J. Fox                         A. Graves Williams, Jr.



                        REPORT OF STOCK OPTION COMMITTEE

     The Company maintains a Stock Option Committee of the board of Directors, whose primary purpose is to determine annual stock option grants to the Company's executive officers and other eligible employees. The Stock Option Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company.

     Shareholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 1997. The committee honored Mr. Griffin's wish that no options be issued to him.


 A. Graves Williams, Jr.         Gerald J. Fox             Keith P. Williams



COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1997, Messrs. Fox, Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Fox, Graves Williams or Keith Williams.



FINANCIAL PERFORMANCE

     The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries
(SIC) codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.

     The following graph assumes the investment of $100 in the Company's common stock on December 31, 1992 and the investment of an equal amount in each of the above referenced indices.


                  1992           1993           1994           1995           1996           1997
                  ----           ----           ----           ----           ----           ----
Escalade         100.000        141.571         87.356         71.839        167.625        272.989
Nasdaq U.S.      100.000        114.796        112.214        158.699        195.192        239.527
Nasdaq
Non-Financial    100.000        115.458        111.021        154.727        188.024        220.645

The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.


OTHER SECURITIES FILINGS


     The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Option Committee Report on Executive Compensation" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

                                   ITEM NO. 2
                              APPROVAL OF AUDITORS

     The Management proposes and recommends that the Stockholders approve the selection by the Board of Directors of the firm of Geo. S. Olive & Co.LLC to serve as independent auditors for the Company for the year 1998. The firm has served as independent auditors for the Company since 1977. Audit services performed by Geo. S. Olive & Co.LLC during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of Federal and State Income Tax Returns.

     In the event the appointment of Geo. S. Olive & Co.LLC, as independent auditors for 1998 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1998 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of Geo. S. Olive & Co.LLC.



                       RESULTS OF THE 1997 ANNUAL MEETING

     2 ,713,810 shares or 87.7 % of the outstanding shares of the Company were voted in person or by proxy at the 1997 annual meeting which was held April 26, 1997. The proposals to elect to the Board eight Directors, to approve the Company's 1997 Director Stock Compensation and Option Plan, to approve the Company's 1997 Incentive Stock Option Plan, and to approve the appointment of Geo. S. Olive & Co.LLC to serve as independent auditors for the Company for the year 1997 were approved by the shareholders.



                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Shareholder proposals for shareholder action at the 1999 annual meeting must be presented in writing at the offices of the Company on or before January 15, 1999. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation Law of the State of Indiana will be included on the 1999 meeting docket.


                                 OTHER BUSINESS

     The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

                                           By order of the Board of Directors

                                                               JOHN R. WILSON

                                     Vice-President & Chief Financial Officer

                ESCALADE, INCORPORATED                                                      PROXY CARD
817 Maxwell Avenue, Evansville, Indiana  47717                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Robert E. Griffin, Yale A. Blanc, and A. Graves Williams, Jr. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Escalade, Incorporated, held of record by the undersigned on February 27, 1998 at the annual meeting of shareholders to be held on April 25, 1998 or any adjournment thereof.

1.   ELECTION OF DIRECTORS:      FOR ALL NOMINEES  [  ]          WITHHOLD AUTHORITY TO VOTE FOR [  ]         EXCEPTIONS [ ]
                                 LISTED BELOW                    ALL NOMINEES LISTED BELOW

Nominees: Yale A. Blanc, Gerald J. Fox, Robert E. Griffin, Elaine E. Matthews, Jr., Robert D. Orr, C.W. "Bill" Reed, A. Graves Williams, Jr., Keith P. Williams

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" Box and write that nominee's name in the space provided:)

________________________________________________________________________________

2. PROPOSAL TO APPROVE THE APPOINTMENT OF Geo. S. Olive & Co., LLC as the independent public accountants.

                [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted for Proposals 1 and 2




                                                 Please sign exactly as name
                                                 appears below.  When shares
                                                 are held by joint tenants,
                                                 both should sign. When signing
                                                 as attorney, as executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer.  If a partnership,
                                                 please sign in partnership
                                                 name by authorized person.


DATED:  ______________________, 1998    _______________________________________
                                        Signature

PLEASE MARK, SIGN, DATE AND RETURN      _______________________________________
THE PROXY CARD PROMPTLY USING THE       Signature if held jointly
ENCLOSED ENVELOPE.


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